UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2025
Date of Report (Date of earliest event reported)

Southern California Gas Company
(Exact name of registrant as specified in its charter)

California	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West 5th Street, Los Angeles, California 90013	(213) 244-1200
(Address of principal executive offices) (Zip Code)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, Mia L. DeMontigny, senior vice president, chief financial officer and treasurer of Southern California Gas Company (the “Company”), a subsidiary of Sempra, informed the Company that she will be taking a leave of absence for personal reasons commencing on June 25, 2025 and returning on October 27, 2025.

Also on June 2, 2025, the Board of Directors (the “Board”) of the Company appointed Sara P. Mijares, vice president, chief accounting officer and controller of the Company, to the additional roles of acting chief financial officer and acting treasurer of the Company effective June 25, 2025. Upon Ms. DeMontigny’s return on October 27, 2025, Ms. Mijares will no longer serve in these acting capacities. In connection with Ms. Mijares temporarily assuming these additional responsibilities, the Company awarded her a cash lump sum payment of $50,000 payable on November 1, 2025. This payment is contingent on Ms. Mijares continuing her employment with the Company through the end of Ms. DeMontigny’s leave of absence.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: June 3, 2025	By: /s/ Maryam S. Brown
Maryam S. Brown Chief Executive Officer and President